EXHIBIT 16.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

March 2, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Cytta Corp. File No. 333-139699

Ladies and Gentlemen:

We have read the statements that we understand Cytta Corp. will include under Item 4.02 of the Form 8-K report it will file regarding the non-reliance on previously filed Form 10-Q for the quarter ended December 31, 2008. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Moore & Associates Chartered
Moore & Associates Chartered

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501